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                     [MORRIS, MANNING & MARTIN LETTERHEAD]

                                ATTORNEYS AT LAW
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.

                          ATLANTA, GEORGIA 30326-1044
                             TELEPHONE 404 233-7000
                             FACSIMILE 404 365-9532
                             E-MAIL JLS@MMMLAW.COM


                                                                    EXHIBIT 5.1

                               September 29, 1999

Daleen Technologies Inc.
902 Clint Moore Road, Suite 230
Boca Raton, Florida  33487

         Re:    Registration Statement on Form S-1

Gentlemen:

       We have acted as counsel for Daleen Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), of a proposed offering of an aggregate of 4,100,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), consisting of 4,100,000 shares of the Common Stock (the "Company Shares"). In addition, the Company and certain of its shareholders have granted to the underwriters an option to purchase 615,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

       We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Company Shares and any Over-Allotment Shares being sold, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.

       The opinions set forth herein are limited to the laws of the State of Delaware and applicable federal laws. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,

                                    MORRIS, MANNING & MARTIN
                                    a Limited Liability Partnership



                                    By: /s/ Jeffrey L. Schulte
                                        -------------------------------
                                        Jeffrey L Schulte, Partner